UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 CambridgePark Drive, Cambridge Massachusetts		02140

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 7.01 Regulation FD
     On May 2, 2007, Javelin Pharmaceuticals, Inc. (the “Company”) filed a press release announcing that it planned to offer 7.1 million shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) in an underwritten public offering pursuant to an effective shelf registration statement. The Company intends to grant the underwriters an option to purchase an additional 1,065,000 shares of Common Stock to cover over-allotments. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     In connection with the foregoing, the Company hereby furnishes the following exhibits:
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Javelin Pharmaceuticals, Inc. dated May 2, 2007
     The information contained herein and in the accompanying exhibits is being furnished pursuant to “Item 7.01 Regulation FD.” The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
By:	/s/ Daniel B. Carr
	Name:	Daniel B. Carr, M.D.
	Title:	Chief Executive Officer

Dated: May 2, 2007